CERTIFICATE OF MERGER

                                      OF

                            SMTI ACQUISITION CORP.

                                      AND

               SPORTS MARKETING & TELEVISION INTERNATIONAL, INC.

To the Secretary of State
State of Connecticut

                  Pursuant to the provisions of the Stock Corporation Act of the State of Connecticut governing the merger of one or more foreign corporations with and into a domestic corporation, it is hereby certified that:

                  1. The names of the merging corporations are SMTI Acquisition Corp., which is a business corporation organized under the laws of the State of Delaware, and which is to be the terminating corporation, and Sports Marketing & Television International, Inc., which is a business corporation organized under the laws of the State of Connecticut, and which is to be the surviving corporation.

         2. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging SMTI Acquisition Corp. with and into Sports Marketing & Television International, Inc. as approved by resolution of the Board of Directors of each of said merging corporations.

         3. The shareholder vote required to approve and adopt the Agreement and Plan of Merger upon behalf of Sports Marketing & Television International, Inc. is _____ votes.

         4. The vote for the approval and the adoption of the Plan of Merger upon behalf of Sports Marketing & Television International, Inc. is _____ votes.

         5. The laws of the jurisdiction of organization of SMTI Acquisition Corp. permit the merger of a business corporation of that jurisdiction with and into a business corporation of another jurisdiction; and the merger of SMTI Acquisition Corp. with and into Sports Marketing & Television International, Inc. is in compliance with the laws of the jurisdiction of organization of SMTI Acquisition Corp.

         6. The Agreement and Plan of Merger provides that Sports Marketing & Television International, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the laws of the State of Connecticut.

         7. The following is a statement of any amendments or changes in the certificate of incorporation of Sports Marketing & Television International, Inc. to be effected by the merger:

         The certificate of incorporation of Sports Marketing & Television International, Inc. shall be amended to decrease the aggregate number of authorized shares of the corporation. To accomplish said amendments, Article Third of the certificate of incorporation of the corporation, relating to the number of authorized shares, shall be stricken out in its entirety, and the following new Third shall be substituted in lieu thereof:

                      THIRD:   The aggregate number of shares which the
             Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be Common Shares of no par value each.


Dated at __________, on __________, 1996.


                             SMTI Acquisition Corp.

         The undersigned officers of SMTI Acquisition Corp. do hereby state under the penalties of false statement that the statements pertaining to SMTI Acquisition Corp. contained in the foregoing Certificate of Merger are true.


                                                -------------------------------
                                                Robert M. Gutkowski, President


                                                -------------------------------
                                                Kraig G. Fox, Secretary


Dated at ___________, on __________, 1996.


Sports Marketing & Television International, Inc.

         The undersigned officers of Sports Marketing & Television International, Inc. do hereby state under the penalties of false statement that the statements pertaining to Sports Marketing & Television International, Inc. contained in the foregoing Certificate of Merger are true.


                                              ---------------------------------

                                             Michael Letis, President



                                             -----------------------------------
                                             Michael Trager, Chairman





                                       3